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                                                                  EXHIBIT 1.1



                FUND AMERICA INVESTORS CORPORATION II

                      PASS-THROUGH CERTIFICATES

                       UNDERWRITING AGREEMENT

                                              April 28, 1998

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

           1. Introduction. Fund America Investors Corporation II, a Delaware corporation (the "Company"), from time to time proposes to issue and sell Pass-Through Certificates ("Certificates") in various series (each a "Series"), and, within each Series, in various classes, in one or more offerings on terms determined at the time of sale. The Certificates of each series will be issued pursuant to a pooling agreement (each, a "Pooling Agreement") among the Company, as seller, one or more master servicers which may include the Company and a third-party trustee (the "Trustee"). Upon issuance, the Certificates of each series will evidence undivided interests in the Trust Fund (as defined in the Pooling Agreement) established for such series containing mortgages or mortgage related securities or, in the event the Trust Fund, or a portion thereof, constitutes the upper tier of a two-tier real estate mortgage investment conduit ("REMIC"), the Trust Fund may contain interests issued by a lower tier trust which will contain mortgages or mortgage related securities, all as described in the Prospectus (as defined below). Terms not defined herein which are defined in the Pooling Agreement shall have the meanings ascribed to them in the Pooling Agreement.

           Whenever the Company determines to make an offering of a Series of Certificates (an "Offering") through you or an underwriting syndicate managed or co-managed by you, it will offer to enter into an agreement ("Terms Agreement") providing for the sale of such Certificates to, and the purchase and offering thereof by, you and such other co-managers and underwriters, if any, which have been selected by you and have authorized you to enter into such Terms Agreement and other related documentation on their behalf (the "Underwriters," which term shall include you whether acting alone in the sale of Certificates or as a co-manager or as a member of an underwriting syndicate). The Terms Agreement relating to each Offering shall specify the

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principal amount of Certificates to be issued and their terms not otherwise specified in the Pooling Agreement, the price at which the Certificates are to be purchased by each of the Underwriters from the Company and the initial public offering price or the method by which the price at which the Certificates are to be sold will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each Offering governed by this Agreement, as supplemented by the applicable Terms Agreement, shall inure to the benefit of and be binding upon the Company and each of the Underwriters participating in the Offering of such Certificates.

           The Company hereby agrees with the Underwriters as follows:

           2. Representations and Warranties of the Company. The Company represents and warrants to you as of the date hereof, and to the Underwriters named in the applicable Terms Agreement as of the date of such Terms Agreement, as follows:

           (a) A registration statement, including a prospectus, and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended ("Act"), have been filed with the Securities and Exchange Commission ("Commission") and such registration statement as amended has become effective. Such registration statement as amended and the prospectus relating to the sale of Certificates constituting a part thereof as from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission ("Rules and Regulations") under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the Effective Date of the Registration Statement or the date of the Prospectus Supplement, are respectively referred to herein as the "Registration Statement" and the "Prospectus"; provided, however, that a supplement to the Prospectus (a "Prospectus Supplement") prepared pursuant to Section 5(a) hereof shall be deemed to have supplemented the Prospectus only with respect to the Offering of the Series of Certificates to which it relates. The conditions of Rule 415 under the Act have been satisfied with respect to the Company and the Registration Statement.

           (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing does not apply to (i) statements or omissions in such documents based upon written information furnished to the Company by or for the benefit of any




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Underwriter specifically for use therein or (ii) any Current Report (as defined in Section 5(b) below) or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto).

           (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Company whether or not arising in the ordinary course of business.

           (d) This Agreement has been, and the Pooling Agreement, when executed and delivered as contemplated hereby and thereby will have been, duly executed and delivered by the Company and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject, as to the enforceability of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforceability of such remedies is considered in a proceeding in equity or at law), and except that the provisions relating to indemnification and contribution may be unenforceable as against public policy.

           (e) At the applicable Closing Date, each applicable Terms Agreement will have been duly authorized, executed and delivered by the Company and will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforceability of such remedies is considered in a proceeding in equity or at law), and except that the provisions relating to indemnification and contribution may be unenforceable as against public policy.

           (f) The issuance of the Certificates has been duly authorized by the Company and, when such Certificates are executed and authenticated in accordance with the Pooling Agreement and delivered against payment pursuant to this Agreement, such Certificates will be validly issued and outstanding; and the Certificates will be entitled to the benefits provided by the Pooling Agreement. The Certificates are in all material respects in the form contemplated by the Pooling Agreement.

           (g) Neither the Company nor the Trust Fund is or, as a result of the offer and sale of the Certificates as contemplated in this Agreement will become, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or an "affiliated person" of any such "investment company" that is registered or is required to be registered under the Investment Company Act (or an "affiliated person" of any such "affiliated person"), as such terms are defined in the Investment Company Act.

           (h) The representations and warranties made by the Company in the Pooling Agreement and made in any Officer's Certificate of the Company delivered pursuant to the Pooling Agreement will be true and correct at the time made and on the Closing Date.





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           3. Purchase, Sale and Delivery of Certificates. Subject to the terms and conditions hereof, the delivery of the applicable mortgage loans or mortgage related securities and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to the Underwriters and the Underwriters agree to purchase the Certificates. Delivery of and payment for the Certificates shall be made at your office or at such other location as you shall make known at such time as shall be specified in the applicable Terms Agreement, each such time being herein referred to as a "Closing Date." Delivery of the Certificates shall be made by the Company to the Underwriters against payment of the purchase price specified in the applicable Terms Agreement in Federal Funds by wire or check. Unless delivery is made through the facilities of the Depository Trust Company, the Certificates so to be delivered will be in definitive, fully registered form, in such denominations and registered in such names as you request, and will be made available for inspection and packaging at your office at least twenty-four hours prior to the applicable Closing Date.

           4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus.

           5. Covenants of the Company. The Company covenants and agrees with you and the several Underwriters participating in the Offering of any Series of Certificates that:

           (a) In connection with the execution of each Terms Agreement, the Company will prepare a Prospectus Supplement to be filed under the Act setting forth the principal amount of Certificates covered thereby and their terms not otherwise specified in the Prospectus, the price at which the Certificates are to be purchased by the Underwriters from the Company, either the initial public offering price or the method by which the price at which the Certificates are to be sold will be determined, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates, but the Company will not file any amendments to the Registration Statement or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to you, and you shall not have objected thereto promptly after receipt thereof. The Company will advise you or your counsel promptly (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates, or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Company is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

           (b) The Company will cause any Computational Materials and any Structural Term Sheets (each as defined in Section 8 below) with respect to each Series of Certificates that are delivered by the Underwriters to the Company pursuant to Section 8 to be filed with the Commission on a Current Report on Form 8-K (a "Current Report") pursuant to Rule 13a-11



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under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on the business day immediately following the day on which such Computational Materials and Structural Term Sheets are delivered to counsel for the Company by any of the Underwriters prior to 10:30 a.m. (and will use its best efforts to cause such Computational Materials and Structural Term Sheets to be so filed prior to 2:00 p.m., New York time, on such business day), and will promptly advise you when such Current Report has been so filed. The Company will cause one Collateral Term Sheet (as defined in Section 9 below) with respect to an Offering of a Series that is delivered by any of the Underwriters to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by any of the Underwriters prior to 10:30 a.m. In addition, if at any time prior to the availability of the related Prospectus Supplement, any of the Underwriters has delivered to any prospective investor a subsequent Collateral Term Sheet that reflects, in the reasonable judgment of such Underwriter and the Company, a material change in the characteristics of the mortgage loans or mortgage related securities for the related Series from those on which a Collateral Term Sheet with respect to the related Series previously filed with the Commission was based, the Company will cause any such Collateral Term Sheet that is delivered by such Underwriter to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by such Underwriter prior to 2:00 p.m. In each case, the Company will promptly advise you when such Current Report has been so filed. Notwithstanding the four preceding sentences, the Company shall have no obligation to file any materials provided by any of the Underwriters pursuant to Sections 8 and 9 which (i) in the reasonable determination of the Company are not required to be filed pursuant to the Kidder Letters or the PSA Letter (each as defined in Section 8 below), or (ii) contain erroneous information or contain any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials or ABS Term Sheets (as defined in Section 9 below) provided by such Underwriter to the Company pursuant to Section 8 or Section 9 hereof. The Company shall give notice to you and such Underwriter of its determination not to file any materials pursuant to clause (i) of the preceding sentence and agrees to file such materials if such Underwriter or you reasonably object to such determination within one business day after receipt of such notice.

           (c) If at any time when a prospectus relating to the Certificates is required to be delivered under the Act any event occurs as a result of which in the opinion of counsel for the Company or the Underwriters the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that (i) the Company will not be required to file any such amendment or




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supplement with respect to any Computational Materials, Structural Term Sheets
or Collateral Term Sheets incorporated by reference in the Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets that are furnished to the Company by the Underwriter pursuant to Section 8(e) hereof or any amendments or supplements of such Collateral Term Sheets that are furnished to the Company by the Underwriter pursuant to Section 9(d) hereof which are required to be filed in accordance therewith and (ii) any such amendment or update prepared at the request of the Underwriters or as required by applicable securities laws more than nine months after the Closing Date shall be at the expense of the Underwriters.

           (d) With respect to each Series of Certificates, the Company will make generally available to the holders of the Certificates and will deliver to you, in each case as soon as practicable, an earnings statement covering the twelve-month period beginning after the date of the Terms Agreement in respect of such series of Certificates, which will satisfy the provisions of Section 11(a) of the Act with respect to the Certificates.

           (e) The Company will furnish to you copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), each related preliminary prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

           (f) The Company will use its best efforts arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you reasonably designate and will continue such qualifications in effect so long as reasonably required for the distribution; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date of the related Terms Agreement or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not, on the date of the related Terms Agreement, subject to such service of process; and provided further that the Underwriters will pay all costs and expenses associated therewith.

           (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and any Terms Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel and accountants) incurred by them in connection with qualification of the Certificates and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for any fees charged by the nationally recognized statistical rating agencies for the rating of the Certificates, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Certificates, if applicable, and for expenses incurred in distributing preliminary prospectuses to the Underwriters.

           (h) During the period when a prospectus is required by law to be delivered in connection with the sale of the Certificates pursuant to this Agreement, the Company will file or cause to be filed, on a timely and complete basis, all documents that are required to be filed by



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the Company with the Commission pursuant to Section 13, 14 or 15(d) of the
Exchange Act.

           (i) So long as the Certificates of a Series shall be outstanding, the Company will deliver to you the annual statement of compliance delivered to the Trustee pursuant to the Pooling Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the Pooling Agreement as soon as such statements are furnished to the Trustee.

           6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters named in any Terms Agreement to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof, the date of the applicable Terms Agreement and the applicable Closing Date, to the accuracy of the statements made in any officers' certificates (each an "Officer's Certificate") pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

           (a)(i) At the time the applicable Terms Agreement is executed, Deloitte & Touche and/or any other firm of certified independent public accountants acceptable to you shall have furnished to you a letter, addressed to you, and in form and substance satisfactory to you in all respects, stating in effect that using the assumptions and methodology used by the Company, all of which shall be described in such letter or the Prospectus Supplement, they have recalculated such numbers, percentages and weighted average lives set forth in the Prospectus as you may reasonably request, compared the results of their calculations to the corresponding items in the Prospectus, and found each such number, percentage, and weighted average life set forth in the Prospectus to be in agreement with the results of such calculations. To the extent historical financial delinquency or related information is included with respect to one or more master servicers, such letter or letters shall also relate to such information.

           (a)(ii) At the Closing Date, Deloitte & Touche and/or any other firm of certified independent public accountants acceptable to you shall have furnished to you a letter, addressed to you, and in form and substance satisfactory to you in all respects, relating to the extent such information is not covered in the letter or letters provided pursuant to clause (a)(i), to a portion of the information set forth on the Schedule attached to the Pooling Agreement and the characteristics of the mortgage loans or mortgage related securities, as presented in the Prospectus Supplement or the Form 8-K relating thereto, or if a letter relating to the same information is provided to the Trustee, indicating that you are entitled to rely upon its letter to the Trustee.

           (b) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its affiliates the effect of which, in any case, is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Certificates as contemplated by the Registration Statement and the Prospectus. All actions required to be taken and all filings required to be made by the Company under the Act




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and the Exchange Act prior to the sale of the Certificates shall have been duly taken or made; and prior to the applicable Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission or by any authority administering any state securities or Blue Sky law.

           (c) Unless otherwise specified in any applicable Terms Agreement for a Series, the Certificates shall be rated in one of the four highest grades by one or more nationally recognized statistical rating agencies specified in said Terms Agreement.

           (d) You shall have received the opinion of counsel, dated the applicable Closing Date, to the effect that:

           1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its assets and conduct its business as described in the Prospectus. The Company has no subsidiaries.

           2. The Underwriting Agreement, the Terms Agreement, and the Purchase Agreement have been duly authorized, executed and delivered by the Company and assuming due and valid authorization and execution by the Underwriter, each constitutes a legal, valid and binding obligation of the Company.

           3. The Pooling Agreement has been duly and validly authorized, executed and delivered by the Company and assuming due and valid authorization and execution by the other parties thereto, constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms.

           4. Upon due execution and authentication by the Trustee of the Certificates in accordance with the Pooling Agreement, and delivery to, and payment for the Certificates by the Underwriter, as provided in the Underwriting Agreement and the Terms Agreement, the Certificates will be validly issued and entitled to the benefits of the Pooling Agreement.

           5. The Registration Statement has become effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

           6. The statements in the Prospectus under the heading "Certain Federal Income Tax Consequences" and in the Prospectus Supplement under the heading "Certain Federal Income Tax Considerations," to the extent that they constitute matters of law or legal conclusions have been prepared or reviewed by us and provide a fair summary of such law or conclusions.

           7. The Pooling Agreement is not required to be qualified under the Trust





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Indenture Act of 1939, as amended, and neither the Company nor the Trust is required to be registered under the Investment Company Act of 1940, as amended.

           Each opinion also shall relate to such other matters as may be specified in the related Terms Agreement or as to which you reasonably may request. In rendering any such opinion, counsel for the Company may rely on certificates of responsible officers of the Company, the Trustee, and public officials or, as to matters of law other than Delaware or Federal law, on opinions of other counsel (copies of which opinions shall be delivered to you), provided that, in cases of opinions of other counsel, counsel for the Company shall include in its opinion a statement of its belief that both it and you are justified in relying on such opinions.

           (e) You shall have received from counsel for the Company a letter, dated as of the Closing Date, stating that you may rely on the opinions delivered by such firm under the Pooling Agreement and to the rating agency or agencies rating the Certificates as if such opinions were addressed directly to you (copies of which opinions shall be delivered to you).

           (f) You shall have received from counsel for the Underwriters, if such counsel is different from counsel to the Company, such opinion or opinions, dated as of the Closing Date, with respect to the validity of the Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they may have requested from it for the purpose of enabling them to pass upon such matters.

           (g) You shall have received Officer's Certificates signed by such of the principal executive, financial and accounting officers of the Company as you may request, dated as of the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct; that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; that, subsequent to the respective dates as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operations of the Company; and that except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting the Company or the transactions contemplated by this Agreement.

           The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

           If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects with respect to a particular Offering when and as provided in this Agreement and the related Terms Agreement, or if any of the opinions and certificates mentioned above or






                                     -9-
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elsewhere in this Agreement and the related Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to you, this Agreement (with respect to the related Offering) and the related Terms Agreement and all obligations of the Underwriters hereunder (with respect to the related Offering) and thereunder may be canceled at, or at any time prior to, the related Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

           7. Indemnification.

           (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, claims, damages, liabilities and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the applicable Series of Certificates (the "Applicable Registration Statement") as it became effective or in any amendment or supplement thereof, or in the Applicable Registration Statement or the related Prospectus, or in any amendment thereof, or arise out of or are based upon the omission or alleged omission (in the case of any Computational Materials or ABS Term Sheets in respect of which the Company agrees to indemnify the Underwriters, as set forth below, when such are read in conjunction with the related Prospectus and Prospectus Supplement) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company as herein stated by or on behalf of the Underwriters specifically for use in connection with the preparation thereof or
(B) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results (or is alleged to have resulted) directly from an error (a "Mortgage Pool Error") in the information concerning the characteristics of the mortgage loans or mortgage related securities furnished by the Company to the Underwriters in writing or by electronic transmission that was used in the preparation of either (x) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) included in such Current Report (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the Computational Materials (or amendments or supplements) were based, (ii) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus (or Prospectus Supplement thereto) shall not inure to the benefit of the Underwriters (or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Certificates of the related Series that are the subject thereof if such person did not receive a copy of a Prospectus Supplement to such Prospectus at or prior to the confirmation of the sale of such Certificates and





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
the untrue statement or omission of a material fact contained in such Prospectus (or Prospectus Supplement thereto) was corrected (a "Corrected Statement") in such other supplement and such supplement was furnished by the Company to the Underwriters prior to the delivery of such confirmation, and
(iii) such indemnity with respect to any Mortgage Pool Error shall not inure to the benefit of the Underwriters (or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials (or any written or electronic materials on which the Computational Materials are based) or ABS Term Sheets that were prepared on the basis of such Mortgage Pool Error, if, prior to the time of confirmation of the sale of the applicable Series of Certificates to such person, the Company notified the Underwriters in writing of the Mortgage Pool Error or provided in written or electronic form information superseding or correcting such Mortgage Pool Error (in any such case, a "Corrected Mortgage Pool Error"), and the Underwriters failed to notify such person thereof or to deliver to such person corrected Computational Materials (or underlying written or electronic materials) or ABS Term Sheets. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

           (b) The Underwriters severally, and not jointly, agree to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, claims, damages, liabilities and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Applicable Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, by or on behalf of such Underwriter expressly for use therein; or (B) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Company by such Underwriter pursuant to Section 8 and incorporated by reference in such Registration Statement or the related Prospectus, Prospectus Supplement or any amendment or supplement thereof (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any Mortgage Pool Error, other than a Corrected Mortgage Pool Error). This indemnity will be in addition to any liability which the Underwriters may otherwise have. The Company acknowledges that, unless otherwise set forth in the applicable Terms Agreement, the statements set forth in the last paragraph of the cover page and under the caption "Method of Distribution" and the stabilization legend required by Item 502(d)(1) under

Regulation S-K of the Act included in the Prospectus Supplement relating to a Series of Certificates constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Applicable Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be (other than any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Company by such Underwriter), and each Underwriter confirms, on its behalf, that such statements are correct.

           (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

           (d) In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable, on grounds of public policy or otherwise, from the Company or the Underwriters or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the

Exchange Act, officers of the Company who signed the Applicable Registration Statement and directors of the Company) to which the Company and the Underwriters may be subject (i) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereof), in such proportions as is appropriate to reflect the relative benefits received by the Company on one hand and the Underwriters on the other from the Offering of the Certificates as to which such loss, liability, claim, damage or expense is claimed to arise or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7(c) hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations or (ii) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereof) or in any written or electronic materials distributed to prospective investors on which the Computational Materials are based, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriter that furnished such Computational Materials or ABS Term Sheets on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations; provided, however, that in no case shall such Underwriter be responsible under this subparagraph (ii) for any amount in excess of the aggregate Purchase Price for the Offered Certificates.

           The relative benefits received by the Company on one hand and the Underwriters on the other shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the Terms Agreement in respect of the Offering of the Certificates as to which such loss, liability, claim, damage or expense is claimed to arise. The relative fault of the Company on one hand and the Underwriters on the other shall be determined by reference to, among other things, (A) in the case of clause (i) of the preceding paragraph, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or the Underwriters on the other, (B) in the case of clause (ii) of the preceding paragraph, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereof) or in any written or electronic materials distributed by the applicable Underwriter to prospective investors on which the Computational Materials are based, and (C) in the case of either clause (i) or clause (ii) of the preceding paragraph, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), (x) except as otherwise provided in Section 7(d)(ii), in no case shall the Underwriters be liable or responsible for any amount in excess of the underwriting discount set forth in the Terms Agreement relating to the Certificates as to which such losses, claims, damages, liabilities or expenses are claimed to arise, and (y) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Applicable Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

           8. Computational Materials and Structural Term Sheets. (a) Not later than 2:00 p.m., New York time, on the business day before the date on which the Current Report relating to the Certificates of a Series is required to be filed by the Company with the Commission pursuant to Section 5(b) hereof, you and any other applicable Underwriter shall deliver to the Company, and unless otherwise agreed to by the Company, in a form reasonably convertible to an EDGAR filing format, a copy of all materials provided by the Underwriters to prospective investors in such Certificates which constitute (i) "Computational Materials, within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Computational Materials"), and (ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Structural Term Sheets"). Each delivery of Computational Materials and Structural Term Sheets to the Company by you and any other applicable Underwriter pursuant to this paragraph (a) shall be effected by delivering a copy of such materials to counsel for the Company on behalf of the Company at the address specified by the Company and one copy of such materials to the Company.

           (b) You and each other Underwriter, by virtue of its having executed and delivered the related Terms Agreement, which shall incorporate this Section 8(b) by reference, represents and warrants to and agrees with the Company, as of the date of the related Terms Agreement and as of the Closing Date, that:

                      (i) the Computational Materials furnished to the Company pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the Offering of the Certificates in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters;

                      (ii) the Structural Term Sheets furnished to the Company pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Offering of the Certificates in accordance with the PSA Letter, and such Structural Term Sheets comply with the requirements of the PSA Letter;

                      (iii) on the date any such Computational Materials or Structural Term Sheets with respect to the Offering of the Certificates (or any written or electronic materials furnished to prospective investors on which the Computational Materials are based) were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 8(a) and on the related Closing Date, such Computational Materials (or such other materials) or Structural Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                      (iv) all Computational Materials (or underlying materials distributed to prospective investors on which the Computational Materials were based) or Structural Term Sheets furnished to prospective investors contained and will contain a legend, prominently displayed on the first page thereof, to the effect that the Company has not prepared, reviewed or participated in the preparation of such materials and is not responsible for the accuracy thereof.

Notwithstanding the foregoing, you and each such Underwriter make no representation or warranty as to whether any Computational Materials or Structural Term Sheets (or any written or electronic materials on which the Computational Materials are based) included or will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected

Mortgage Pool Error, with respect to materials prepared after the receipt by the Underwriters from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error).

           (c) Each Underwriter delivering Computational Materials shall cause a firm of public accountants to furnish to the Company a letter, dated as of the date on which such Underwriter delivers any Computational Materials (which term shall be deemed to include, for purposes of this paragraph (c), calculated statistical information delivered to prospective investors in the form of a Structural Term Sheet) to the Company pursuant to Section 8(a), in form and substance satisfactory to the Company, stating in effect that they have verified the mathematical accuracy of any calculations performed by such Underwriter and set forth in such Computational Materials.

           (d) The Underwriters acknowledge and agree that the Company has not authorized and will not authorize the distribution of any Computational Materials (or any written or electronic materials on which the Computational Materials are based) or Structural Term Sheets to any particular prospective investor, and agrees that any Computational Materials or Structural Term Sheets with respect to any Series of Certificates furnished to prospective investors shall include a disclaimer in the form described in paragraph (b) (iv) above. The Underwriters agree that they will not represent to prospective investors that any Computational Materials or Structural Term Sheets were prepared or disseminated on behalf of the Company.

           (e) If, at any time when a prospectus relating to the Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus or Prospectus Supplement as a result of an untrue statement of a material fact contained in any Computational Materials or Structural Term Sheets provided by an Underwriter pursuant to this Section 8 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Computational Materials or Structural Term Sheets to comply with the Act or the rules thereunder, such Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Such Underwriter will deliver an Officer's Certificate to the Company representing and warranting to the Company that, as of the date of delivery of such amendment or supplement to the Company, such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such Underwriter will make no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to any such amendment or supplement prepared after the receipt by such Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error). The Company shall have no obligation to file such amendment or supplement if (i) the Company determines that such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by such Underwriter to the Company pursuant to this paragraph (e) or (ii) the Company reasonably determines that such filing is not required under the Act and such Underwriter does not object as provided below. The Company shall give notice to such Underwriter of its determination not to file an amendment or supplement pursuant to clause (ii) of the preceding sentence and agrees to file such amendment or supplement if such Underwriter reasonably objects to such determination within one business day after receipt of such notice.

           9. Collateral Term Sheets. (a) Prior to the delivery of any "Collateral Term Sheet" within the meaning of the PSA Letter, the filing of which material is a condition of the relief granted in such letter (such material being the "Collateral Term Sheets"), to a prospective investor in the Certificates, the applicable Underwriter shall notify the Company and its counsel by telephone of its intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 10:30 a.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in the Certificates of an offered series, such applicable Underwriter shall deliver to the Company, and unless otherwise agreed to by the Company, in a form reasonably convertible to an EDGAR format, a complete copy of all materials provided by such Underwriter to prospective investors in such Certificates which constitute "Collateral Term Sheets." Each delivery of a Collateral Term Sheet to the Company pursuant to this paragraph
(a) shall be effected by delivering a copy of such materials to counsel for the Company on behalf of the Company at the address specified by the Company and one copy of such materials to the Company. (Collateral Term Sheets and Structural Term Sheets are, together, referred to herein as "ABS Term Sheets.") At the time of each such delivery, such Underwriter shall indicate in writing that the materials being delivered constitute Collateral Term Sheets, and, if there has been any prior such delivery with respect to the related Series, shall indicate whether such materials differ in any material respect from any Collateral Term Sheets previously delivered to the Company with respect to such Series pursuant to this Section 9(a) as a result of the occurrence of a material change in the characteristics of the related Mortgage Loans.

           (b) You and each other Underwriter, by virtue of its having executed and delivered the related Terms Agreement, which shall incorporate this Section 9(b) by reference, represents and warrants to and agrees with the Company as of the date of the related Terms Agreement and as of the Closing Date, that:

                      (i) The Collateral Term Sheets furnished to the Company pursuant to Section 9(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to time of delivery thereof to the Company that are required to be filed with the Commission as "Collateral Term Sheets" with respect to the related Offering of the Certificates in accordance with the PSA Letter, and such Collateral Term Sheets comply with the requirements of the PSA Letter;

                      (ii) On the date any such Collateral Term Sheets with respect to the Offering of the Certificates were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 9(a) and on the related Closing Date, such Collateral Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                      (iii) such Underwriter has not represented to any prospective investor that any Collateral Term Sheets with respect to any Series were prepared or disseminated on behalf of the Company, and, except as otherwise disclosed by such Underwriter to the Company in writing prior to the date hereof, all Collateral Term Sheets previously furnished to prospective investors included a disclaimer to the effect set forth in Section 8(b)(iv).

Notwithstanding the foregoing, you and each such Underwriter make no representation or warranty as to whether any Collateral Term Sheet included or will include any untrue statement or material omission resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to materials prepared after the receipt by such Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error).

           (c) Each Underwriter delivering Collateral Term Sheets acknowledges and agrees that any Collateral Term Sheets with respect to any Series of Certificates furnished to prospective investors from and after the date hereof shall include a disclaimer to the effect set forth in Section 8(d) hereof, and to the effect that the information contained in such materials supersedes the information contained in any prior Collateral Term Sheet with respect to such Series of Certificates being offered and will be superseded by the description of the related Mortgage Loans in the related Prospectus Supplement. The Underwriters agree that they will not represent to any prospective investors that any Collateral Term Sheets were prepared or disseminated on behalf of the Company.

           (d) If, at any time when a prospectus relating to the Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by an Underwriter pursuant to this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Collateral Term Sheets to comply with the Act or the rules thereunder, such Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

Such Underwriter will deliver an Officer's Certificate to the Company representing and warranting to the Company that, as of the date of delivery of such amendment or supplement to the Company, such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, such Underwriter will make no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to any such amendment or supplement prepared after the receipt by such Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error). The Company shall have no obligation to file such amendment or supplement if the Company determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by such Underwriter to the Company pursuant to this paragraph (d) or (ii) such filing is not required under the Act. The Company shall give notice to such Underwriter of its determination not to file an amendment or supplement pursuant to clause (ii) of the preceding sentence.

           10. Default of Underwriters. If any Underwriter or Underwriters participating in an Offering of Certificates default in their obligations to purchase Certificates hereunder and under the Terms Agreement and the aggregate purchase price of Certificates which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate purchase price of the Certificates then being purchased, you may make arrangements satisfactory to the Company for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective total commitments as set forth in the applicable Terms Agreement (for all classes of Certificates), to purchase the Certificates which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate purchase price of Certificates with respect to which such default or defaults occur is more than 10% of the aggregate purchase price of Certificates then being purchased, and arrangements satisfactory to you and the Company for the purchase of such Certificates by other persons are not made within 36 hours after such default, the Terms Agreement as to which such offering relates will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

           11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Certificates and any termination of this Agreement or any Terms Agreement, including any termination pursuant to
Section 10.

           12. Termination. You shall have the right to terminate any Terms Agreement at any time prior to the applicable Closing Date if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, securities markets; or if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or if the United States shall have become involved in a war or major hostilities; or if a banking moratorium has been declared by a state or Federal authority, or if a banking moratorium in foreign exchange trading by major international banks or persons has been declared; or if any new restriction materially and adversely affecting the distribution of the Series of Certificates as to which such Terms Agreement relates shall have become effective; or if there shall have been such change in the market for securities in general or in political, financial or economic conditions as in your judgment would be so materially adverse as to make it inadvisable to proceed with the Offering, sale and delivery of the Series of Certificates as to which such Terms Agreement relates on the terms contemplated in such Terms Agreement. Any notice of termination pursuant to this Section 12 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

           13. Notices. All communications hereunder will be in writing, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you at 245 Park Avenue, New York, New York 10167, Attention: General Counsel or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Plaza Tower One, Suite 1200, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111, Attention: Steven B. Chotin; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

           14. Successors. This Agreement and the Terms Agreement will inure to the benefit of and be binding upon the parties hereto and thereto, and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder or thereunder.

           15. Representation of Underwriters. You will act for the several Underwriters in connection with each Offering of Certificates governed by this Agreement, and any action under this Agreement and any Terms Agreement taken by you will be binding upon all the Underwriters identified in such Terms Agreement.

           16. Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

           If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                        Very truly yours,

                        FUND AMERICA INVESTORS CORPORATION II



                        By:
                           ------------------------------
                           Name:

                           Title:

The foregoing Underwriting Agreement
hereby is confirmed and accepted
as of the date first above written.

BEAR, STEARNS & CO. INC.



By:
   ----------------------------
   Title:

                                                           EXHIBIT A

                FUND AMERICA INVESTORS CORPORATION II

                      Pass-Through Certificates

                       FORM OF TERMS AGREEMENT


                                             Dated:  _________, 199_

To: FUND AMERICA INVESTORS CORPORATION II [AND _____________]

Re:  Underwriting Agreement dated April __, l998

Series Designation:  Series 19 __ - __

Class Designation Schedule:

Terms of the Certificates:


                    Original
                    Principal             Interest       Price to
Class               Amount                Rate           Public(1)(2)
-----               ---------             --------       ------------





----------------------------

(1) Do not include if the Certificates will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

(2) Plus accrued interest, if any, at the applicable rate from ______________.

Distribution Dates: The __th day of each month or, if such __th day is not a business day, the next succeeding business day commencing _____________.

Certificate Rating:

Mortgage Assets: The initial amounts to be included in any Reserve Fund and other accounts are as set forth, and the Mortgage Loans to be included in the Trust Fund are as described, in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $_________________. [Purchase price may also be separately stated by class.]

Credit Enhancement:

[Include pool policies, letters of credit, bonds, subordination and similar arrangements.]

Closing Date:  ______, 19__, ____ a.m., N.Y. Time

The undersigned, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates set forth [herein] [on Schedule I attached hereto].

BEAR, STEARNS & CO. INC.



By:
   ----------------------------
   Senior Managing Director

[ADDITIONAL UNDERWRITERS]

By:
   --------------------------

   --------------------------
   Title:

Accepted:

FUND AMERICA INVESTORS CORPORATION II



By:
   -------------------------

               Schedule I (for Multiple Underwriters)

                            Underwriters

Name          Class       Class     Class      Class     Class
----          -----       -----     -----      -----     -----
Bear, Stearns $           $         $          $         $
 & Co. Inc.

[Other
Underwriters]








              -----       -----     -----      -----     -----


Total
              =====       =====     =====      =====     =====

                   FUND AMERICA INVESTORS CORPORATION II

                         Pass-Through Certificates

                              TERMS AGREEMENT


                                                       Dated: April 28, 1998


To:   FUND AMERICA INVESTORS CORPORATION II

Re:   Underwriting Agreement dated April 28, 1998

Series Designation:  Series 1998-A

Class Designation Schedule:    Class 1A, Class 2A

Terms of the Certificates:


                    Original Principal        Pass-Through
Class                    Amount               Interest Rate
-----               -------------------      ---------------

  1A                 $23,500,002                    (1)
  2A                 $36,873,851                    (1)

---------------------

(1) The effective per annum interest rate borne by either Class of Certificates during each Interest Accrual Period with respect to a Distribution Date will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid on the Pooled Certificates relating to each Class the related Interest Accrual Period (after payment of the Trustee's Fee and subject to the adjustments of certain amounts with respect to the Class 2A Certificates as described in the applicable Prospectus Supplement) multiplied by 12, and the denominator of which is the principal amount of such Class of the Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of either Class of the Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by the Certificates would not be meaningful.

Distribution Dates: With respect to each month, beginning in May 1998, the first Business Day (as defined herein) after the 25th day of such month, or, if such is not a Business Day, then on the first Business Day after the first Business Day after the 25th day of each month. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Certificate Rating: "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch IBCA, Inc.

Form of Certificates:  Book-entry (The Depository Trust Company).

Trust Fund Assets: The Pooled Certificates and Treasury Securities to be included in the Trust Fund are as described in Schedule A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be 108.3% of the principal balance of the Certificates plus accrued interest from April 1, 1998 to, but not including, the Closing Date.

Closing Date:  April 30, 1998, 9:00 a.m., New York time

Computational Materials and Term Sheets: The Underwriter has not prepared Computational Materials, ABS Term Sheets, and/or Structural Term Sheets which would be required to be filed by Fund America Investors Corporation II with the Securities and Exchange Commission on Form 8-K.

Expenses: Notwithstanding anything to the contrary in the Underwriting Agreement, the Underwriter will pay all expenses in connection with the offering of the Securities, including, but not limited to, all the expenses included in
Section 5(g) of the Underwriting Agreement.

Information Furnished by the Underwriter: The Underwriter confirms that it has furnished the information set forth in Schedule A hereto for use in the applicable Prospectus Supplement.

Miscellaneous Matters: (a) The Pooling Agreement and the Schedule referred to in the Underwriting Agreement shall be deemed to be references to the Pooling Agreement dated as of April 1, 1998 between Fund America Investors Corporation II, as seller, and State Street Bank & Trust Company, as trustee, and Schedule A (attached thereto), respectively;

           (b) Notices to the Underwriter shall be to the attention of Jeffrey Mayer and notices to the Company shall be to the attention of Steven B.Chotin.

           (c) The payment of certain additional expenses will be governed by the letter agreement dated April 28, 1998 between the Underwriter and the Company.

The undersigned, as sole Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of the Class of the above-referenced Series of Certificates set forth herein.

BEAR, STEARNS & CO. INC.



By:
   ------------------------------
   Name:
   Title:


Accepted:

FUND AMERICA INVESTORS CORPORATION II



By:
   ------------------------------
   Name:
   Title:

                                   SCHEDULE A

                               POOLED CERTIFICATES

                                                                                     Current Principal or
Full Name of Series                                              % of Class            Notional Balance
------------------------------------------------------            ----------          -------------------
POOLED FREDDIE MAC CERTIFICATES

   Multiclass Mortgage Securities, Series G063, Class A             21.25%             $18,211,492.25

   Multiclass Mortgage Securities, Series 2043, Class ZB            17.36%             $12,150,000.00


POOLED FANNIE MAE CERTIFICATES

   Guaranteed REMIC Pass-Through Certificates, Fannie
   Mae REMIC Trust 1994-6, Class F                                  27.53%             $38,255,036.32

POOLED NON-AGENCY CERTIFICATES

   Fund America Investors Trust I
   Collateral Mortgage Obligations, Series 1993-2,
   Class A-1                                                         3.41%              $2,268,817.89

                               TREASURY SECURITIES
                                                        Amount to be Paid
              Designation                   PT/IT          at Maturity                Due Date                   CUSIP No.
              -----------                   -----       -----------------            ----------                 ----------
United States Treasury Security              PT            $1,200,000              February 15, 2001             912820AZ0
United States Treasury Security              IT            $6,000,000              February 15, 1999             912833BZ2
United States Treasury Security              IT              $500,000              February 15, 2002             912833CF5

